Exhibit 10.40

                                 BUSINESS LEASE
                                 --------------

      The Landlord and the Tenant agree to rent the Rental Space for the Term and at the Rent Stated as follows: (The words Landlord and Tenant include all landlords and all tenants under this Lease.)

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Date of Lease:    September 13, 2005
Term:             15 years with three 5 year options

Beginning date:   October 1, 2006
                  (date to be adjusted to date of occupancy)

Ending date:      September 30, 2021
                   (date to be adjusted to end of 15th year)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Landlord:         FANWOOD PLAZA PARTNERS, LLC
                  a New Jersey limited liability company
                  219 South Street (Suite 106)
                  New Providence, NJ 07974
--------------------------------------------------------------------------------
Tenant:           THE TOWN BANK
                  a corporation of the State of New Jersey
                  520 South Avenue
                  Westfield, NJ 07090
--------------------------------------------------------------------------------

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Rental Space:     a free standing building containing approximately 2,966 square feet as
                  1. set forth on the attached proposed floor plan dated December 13, 2004 prepared by Carol C. Hewit,
                  A.I.A., 800 Kimball Avenue, Westfield, NJ 07090
                  2. set forth on the attached proposed site plan dated 2005. prepared by EKA Associates, P.A., 1765 East Second Street, Scotch Plains, NJ, 07076

Building:         328 South Avenue, Fanwood, NJ 07023 (Lot 5, Block 91)
--------------------------------------------------------------------------------

Base Rent for the Term is $1,557,000.00. It is subject to adjustment starting January 1, 2009 in accordance with paragraph 25.

The Rent is payable in advance on the first day of each month as follows:

$8,650.00 starting September 1, 2006 and adjusted annually starting January 1, 2009 in accordance with paragraph 25.

Security: $10,000.00

Liability Insurance:       Minimum amounts:
                           for each person injured:           $1,000,000.00;
                           for any one accident:              $3,000,000.00;
                           for property damage:               $1,000,000.00; or
                           single limit:                      $3,000,000.00.
                           casualty limit:                    $1,000.000.00


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Municipal Real Estate Taxes                 $       Base Year 2006 or 2007(1)

Use of Rental Space: Bank branch facility with drive-up windows; marketing and sale of financial or financial related products. The use includes the business of a trust company, investment, security and/or safe deposit business, loan office, operating of a drive-up banking facility, sales of insurance and insurance related products (i.e., annuities), sales of securities and mutual funds, operation of one or more automated teller machines (ATM's) including a drive-up ATM, other financial services, general executive and administrative offices and all activities necessary or incidental to the foregoing and any similar or allied business and any combination of the foregoing.

Additional agreements:

      The Landlord represents that the Landlord acquired the Property on June 16, 2005 and will make application to the Fanwood Planning Board for site plan approval of the project set forth on the conceptual plan for the development of 314-328 South Avenue, Fanwood, NJ (Block 91, Lots 3-5) prepared by EKA Associates, P.A. dated May 6, 2005.

      The site plan shows a proposed second structure for Goddard Systems for use as a child care center, with an address of 214 South Avenue. The site plan provides 68 parking stalls for the shared use by the Tenant, the Goddard School, and Fanwood Plaza. ss.184-160 of the Fanwood Land Use Ordinance requires one parking stall per 250 square feet of floor area for a bank and one space for each employee for a child care center. The bank's requirement is 12 parking spaces. The Goddard School's requirement is 19 parking spaces. The requirement for both uses is 31 parking spaces. The remaining 37 parking spaces exceed the minimum requirement for both uses and are available for both tenants as well as Fanwood Plaza. Unless directed to do so by the Fanwood Planning Board, the parking spaces will not be designated for either tenant.

      By design, the Rental Space involves shared parking and shared maintenance of the parking area with the occupant of the child care center about to be located at 314 South Avenue, Fanwood, NJ.

      All references in this Business Lease to "Landlord's Written Consent" are amended to provide that the Landlord's consent shall not be unreasonably withheld or delayed.

      The Landlord's obligations under this Lease are contingent upon the Landlord's obtaining:

      a. site plan approval from the Planning Board of the Borough of Fanwood,

      b. construction financing from Synergy Bank,(2)

      c. a building permit for the construction of a free standing building, and

      d. a certificate of occupancy and a zoning use permit upon completion of construction of a new free standing building.

The Landlord will provide the Tenant with regular status reports as to the Landlord's obligations, including notice of any public meetings with the Fanwood Planning Board.

      The Tenant's obligations under this Lease are contingent upon:

      a. the Tenant's review and approval of the Landlord's proposed free standing building and site plan,

      b. site plan approval from the Planning Board of the Borough of Fanwood,

      c. the completion of construction of a new free standing building,

----------
(1) The base year tax will be established by the Landlord and the Tenant as soon as practicable after the property is assessed by the Borough of Fanwood.

(2) The construction mortgage closing took place on June 16, 2005.


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         d. the issuance of a certificate of occupancy and a zoning use permit for the Tenant's use of the Rental Space

         e. the issuance of all required federal, state and local approvals for the operation of a branch bank at the Rental Space including, without limitation, the New Jersey Department of Banking.

The Tenant will provide the Landlord with regular status reports as to the Tenant's obligations, including notice of any public meetings with the New Jersey Department of Banking. The Tenant will also assist the Landlord in the presentation of the site plan application by providing one or more witnesses to testify as to the Tenant's proposed banking operations at the Property.

      The Landlord shall provide the Rental Space to the Tenant in accordance with a "work letter" to be attached to this Lease. The "work letter" will be prepared and mutually agreed upon after the Landlord's architect completes the construction plans for the building. The Tenant shall "fit up" the Rental Space in accordance with the "work letter".

      The Landlord will not lease the building at 314 South Avenue to another financial institution with the same or similar uses as the Tenant without the Tenant's consent.

      The Landlord has not conducted a Phase 1 Environmental Audit. The two existing structures at 314 & 328 South Avenue were constructed as single-family residential dwellings. During the past fifteen years, the buildings have been used by Children's Specialized Hospital as office buildings. The lot at 324 South Avenue was virgin wooded land until 1986 when it was cleared and developed as a parking lot for Fanwood Plaza. The SIC numbers for the past uses are exempt from the requirements of ISRA.

      The Landlord will, as part of the demolition of the two existing structures and the construction of the two new structures at 314 & 328 South Avenue, remove all asbestos and underground storage tanks. The Tenant shall have the right to inspect the site during the course of the demolition and construction and to conduct such environmental investigations as the Tenant deems appropriate.

                                TABLE OF CONTENTS
                                -----------------

1. Possession and Use
2. Delay in Giving of Possession
3. No Assignment or Subletting
4. Base Rent and Additional Rent
5. Security
6. Liability Insurance
7. Unavailability of Fire Insurance, Rent Increases
8. Water Damage
9. Liability of Landlord and Tenant
10. Acceptance of Rental Space
11. Quiet Enjoyment
12. Utilities and Services
13. Tenant's Repairs, Maintenance and Compliance
14. Landlord's Repairs and Maintenance
15. No Alterations
16. Signs
17. Window Treatments
18. Access to Rental Space
19. Fire and Other Casualty
20. Eminent Domain
21. Subordination to Mortgage
22. Tenant's Certificate
23. Violation, Eviction, Re-entry and Damages
24. ISRA Compliance


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25. Rent Adjustment for Third through Twentieth Years
26. Option to Renew
27. Right of First Refusal
28. Notices
29. No Waiver
30. Survival
31. End of Term
32. Binding
33. Full Agreement

1.    Possession and Use

      The Landlord shall give possession of the Rental Space to the Tenant for the Term stated above. The Tenant shall take possession of and use the Rental Space for the purpose stated above. The Tenant may not use the Rental Space for any other purpose without the written consent of the Landlord.

      The Tenant shall not allow the Rental Space to be used for any unlawful or hazardous purpose. The Tenant shall obtain any necessary certificate of occupancy, use permit or other certificate permitting the Tenant to use the Rental Space for that Use.

      The Landlord has advised the Tenant that the Building is located in the GC General Commercial District and that a bank or other financial institution is a permitted use. The Tenant has represented to the Landlord that the Tenant will use the Rental Space for the use set forth above in accordance with the requirements of the GC General Commercial District. The Tenant shall not knowingly use the Rental Space in any way that would violate the Municipal Zoning Ordinance.

      The Tenant shall not use the Rental Space in any manner that results in:

      a. an increase in the rate of fire or liability insurance, or

      b. cancellation of any fire or liability insurance policy on the Rental Space.

The Tenant shall comply with all requirements of the insurance companies insuring the Rental Space.

      The Tenant shall not abandon the Rental Space during the Term of this Lease or permit it to become vacant for extended periods.

2.    Delay in Giving of Possession

      This paragraph applies if:

      a. the Landlord cannot give possession of the Rental Space to the Tenant on the beginning date, and

      b. the reason for the delay is not the Landlord's fault.

      The Landlord shall not be held liable for the delay. The Landlord shall then have 180 days in which to give possession. If possession is given within that time, the Tenant shall accept possession and pay the rent from that date. The ending date of the Term shall be fifteen years after the starting date. If possession is not given within that time, this Lease may be cancelled by either party on notice to the other.

3.    No Assignment or Subletting

      The Tenant may not do any of the following without the Landlord's written consent:

      a. assign this Lease, except to a successor by merger or acquisition

      b. sublet all or any part of the Rental Space, or


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      c. permit any other person or business to use the Rental Space.

The Landlord specifically consents to a shared use of the Rental Space by a joint venture partner engaged in the sale of financial or financial related products pursuant to an agreement with the Tenant.

      If the Tenant requests the Landlord to assign or sublet this Lease, the following provisions shall apply:

      a. Landlord's Consent Required. Upon requesting the Landlord's consent to an Assignment or Sublease, Tenant shall notify Landlord, in writing, of the name and address of the Assignee and the nature and character of the Assignee's business, and shall provide Landlord with appropriate financial information including, without limitation, financial statements of the Assignee. Landlord shall not unreasonably withhold or delay the Landlord's consent to any Assignment or Sublease, provided, however, it shall conclusively be deemed that the Landlord's refusal or withholding of consent is not unreasonable if:

            (1) the net worth of the proposed Assignee does not, in Landlord's sole judgment, provide adequate credit for the proposed Assignee to assume the performance of all of the Tenant's obligations under the Lease; or

            (2) the business reputation, managerial skills and operational skills of the proposed Assignee are not in accordance with generally acceptable commercial standards;

            (3) the use of the Rental Space by the proposed Assignee is not identical to the use permitted by this Lease; or

            (4) the use of the Rental Space by the proposed Assignee will violate or create a potential violation of any laws or other agreements affecting the Rental Space, the Landlord or other tenants and occupants of the Property.

      b. Permitted Transfers. The Tenant may, upon written notice to the Landlord, assign this Lease without need of the prior consent of the Landlord to:

            (1) any wholly-owned subsidiary or the Tenant's parent corporation,

            (2) any person or corporation owning 100% of Tenant's stock, or

            (3) any company into which the Tenant may be merged or consolidated so long as substantially all the assets then held by the Tenant become the property of the continuing entity.

      c. Written Instrument Required. The Landlord's consent to any Assignment or Sublease shall not be effective unless and until a written instrument of such Assignment or Sublease, in form and substance reasonably acceptable to Landlord, has been delivered to and executed by the Landlord.

            The Tenant shall pay Landlord the sum of five hundred dollars ($500.00) to cover Landlord's administrative costs, overhead and attorney's fees in connection with such Assignment or Sublease. The money is payable upon Tenant's initial submission of its Assignment or Sublease proposal to Landlord.

            The consent by Landlord to any Assignment or Sublease shall not relieve the Tenant from the obligation to obtain the Landlord's express written consent to any other Assignment or Sublease, nor shall reference anywhere else in this Lease to an assignee or subtenant be considered as a consent by the Landlord to such Assignment or Sublease or a waiver of the provisions of this Lease.

      d. No Release of Tenant's Liability. No sublease or any other transfer by Tenant, either with or without the Landlord's consent, required or otherwise, during the term of this Lease, shall release the Tenant from any liability under the terms of this Lease, nor shall the Tenant be relieved of the obligation of performing any of the terms, covenants and conditions of this Lease.

            The Tenant may, however, request the Landlord to release the Tenant and the Landlord will, in good faith, assess the Tenant's request in the context of the financial strength and stability of the assignee. The decision of the Landlord is a matter of the Landlord's sole discretion and cannot be contested by the Tenant.


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      Exception:   If  the  Landlord   approves  an   Assignment  of  Lease  (as
      distinguished from a Sublease), such assignment shall release the Tenant from any liability under the terms of this Lease and shall relieve the Tenant of the obligation of performing the terms, covenants and conditions of this Lease.

4.    Base Rent and Additional Rent

      The Tenant shall pay the Base Rent and Additional Rent to the Landlord at the Landlord's address.

      The Tenant shall pay rent to the Landlord by U.S. mail or personal delivery. Although good personal checks will be accepted by the Landlord, if the Landlord receives any check which is returned by the Tenant's bank, the Landlord reserves the right to require the Tenant to pay rent by money order, bank cashier's checks, certified check, or cash.

      If the Tenant fails to comply with any agreement in this Lease after reasonable notice and a reasonable opportunity to cure, the Landlord may do so on behalf of the Tenant. The Landlord may charge the cost to comply, including reasonable attorney's fees (as defined in subparagraph (f) below), to the Tenant as "Additional Rent". The Additional Rent shall be due and payable as Rent with the next monthly Rent payment. Non-payment of Additional Rent shall give the Landlord the same rights against the Tenant as if the Tenant failed to pay the Rent.

      The Tenant shall also pay as Additional Rent:

      a. Tax Rent -- Real Estate Taxes: Tax Rent equal to 100% of the municipal real estate tax attributable to the Rental Space at 328 South Avenue. The tax is not yet known and will not be known until the building is constructed and approved and the property is assessed by the Borough of Fanwood.(3) The Tenant shall pay the monthly tax on the first day of each month starting with the first rent payment. The Landlord shall, in turn, pay the tax to the municipality. The monthly amount shall be adjusted when the second year's final tax bill is received by the Landlord. Thereafter, the monthly amount shall be adjusted when future final tax bills are received by the Landlord. The Tenant's liability for this Tax Rent shall be pro-rated for any part of the calendar year that the Tenant does not occupy the Rental Space under this Lease.

      b. Late Charge: The Tenant will pay a Late Charge of 5% of the monthly rent installment if rent is paid on or after the 6th day after the due date. The late charge is to account for the Landlord's administrative costs and expenses.

      c. Interest: If the Tenant shall fail to pay any Rent or Additional Rent within 15 days after the same first became due and payable, such unpaid amounts shall bear interest at a rate of 5% above the announced prime or base rate set by CitiBank, N.A. (or its successor) from the due date thereof to the date of its payment, but in no event at more than the highest legal rate.

      d. Bank Fee: A $40.00 fee for each check returned by a bank (i.e., for insufficient or uncollected funds, etc.)

      e. Replacement Key Charge: A $150.00 fee for each key replaced by the Landlord.

      f. Legal Costs: All reasonable attorney's fees, court costs, court officer fees and other expenses incurred by the Landlord in the enforcement of the Tenant's obligations, including suits for possession, except where the Landlord's claim is adjudicated to be without merit. The minimum fee for a suit for possession is $750.00.

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(3) The  Fanwood  Tax  Assessor  will  provide  the  allocation  between the two buildings as to the improvement assessment. The land assessment will be allocated as follows: 314 South Avenue - 75%; 328 South Avenue -25%.


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      If any action or  proceeding  arising  out of or relating to this Lease is commenced by either party then, as between the Landlord and the Tenant, the prevailing party shall be entitled to receive from the other party, in addition to any other relief that may be granted, all reasonable attorney's fees, costs and expenses incurred in that action or proceeding.

5.    Security

      Any security deposit paid pursuant to this Lease will be held by the Landlord during the Term of this Lease. The Landlord may deduct from the Security any expenses incurred in connection with the Tenant's violation of any agreement in this Lease. For example, if the Tenant does not leave the Rental Space in good condition at the end of the Term, normal wear and tear excepted, the security may be used to put it in good condition. If the amount of damage exceeds the Security, the Tenant shall pay the additional amount to the Landlord on demand.

      If the Landlord uses the security or any part of it during the Term, the Tenant shall, on demand, pay the Landlord for the amount used. The amount of the security is to remain constant throughout the Term. The security is not to be used by the Tenant for the payment of Rent. The Landlord shall account to the Tenant for any security used and repay to the Tenant any balance remaining within a reasonable time (not to exceed 60 days) after the end of the Term. The Tenant shall not be entitled to interest on the security.

      If the Landlord's interest in the Rental Space is transferred, the Landlord shall turn over the security to the new Landlord. The Landlord shall notify the Tenant of the name and address of the new Landlord. Notification must be given within 5 days after the transfer, by registered or certified mail. Once the new Landlord assumes the Landlord's obligations under this Lease, the Landlord shall then no longer be responsible to the Tenant for the repayment of the security. The new Landlord shall be responsible to the Tenant for the return of the security in accordance with the terms of this Lease.

6.    Casualty and Liability Insurance

      The Tenant shall obtain, pay for, and keep in effect for the benefit of the Landlord and the Tenant casualty and public liability insurance on the Rental Space in the amounts set forth on page 1 of this Lease. The insurance company and the Broker must be acceptable to the Landlord. This coverage must be in at least the minimum amounts stated above.

      All policies shall state that the insurance company cannot cancel or refuse to renew without at least 10 days written notice to the Landlord.

      The Tenant shall deliver the original policy to the Landlord with proof of payment of the first year's premium. This shall be done not less than 5 days before the Beginning of the Term. The Tenant shall deliver a renewal policy to the Landlord with proof of payment not less than 5 days before the expiration date of each policy.

      The Tenant's public liability insurance on the Rental Space shall:

      a. include a waiver of subrogation,

      b. include fire legal liability coverage, and

      c. designate the Landlord as an additional insured (not a named insured).

7.    Unavailability of Fire Insurance, Rate Increases

      If, due to the Tenant's use of the Rental Space, the Landlord cannot obtain and maintain fire insurance on the Building in an amount and form reasonably acceptable to the Landlord, the Landlord may cancel this Lease on 30 days notice to the Tenant. If due to the Tenant's use of the Rental Space the fire insurance rate is increased, the Tenant shall pay the increase in the premium to the Landlord on demand.


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8.    Water and Other Damage

      The Landlord shall not be liable for any damage or injury to any person or property caused by the leak or flow of water over which the Landlord has no control from or into any part of the Building. The Tenant has to insure this risk of loss. Note: The Landlord's insurance does not cover all losses for damage to the Tenant's property and the Landlord does not indemnify the Tenant as to water damage not covered by the Landlord's insurer. Exception: The Landlord shall remain liable for any damage or injury to any person or property caused by the leak or flow of water arising from any structural defect in the Landlord's building.

9.    Liability of Landlord and Tenant

      The Landlord shall not be liable for injury or damage to any person or property unless it is due to the Landlord's willful act or neglect. The Landlord shall defend the Tenant from and reimburse the Tenant for all liability costs resulting from any injury or damage due to the willful act or neglect of the Landlord or the Landlord's authorized representatives (i.e., employees, agents, customers or clients, and guests).

      The Tenant is liable for any loss, injury or damage to any person or property caused by the act or neglect of the Tenant or the Tenant's authorized representatives, customers or clients, and guests. The Tenant shall defend the Landlord from and reimburse the Landlord for all liability and costs resulting from any injury or damage due to the act or neglect of the Tenant or the Tenant's authorized representatives (i.e., employees, agents, customers or clients, and guests).

      For the purpose of this paragraph, the obligation of a party to indemnify or hold harmless shall be limited to the sum that exceeds the amount of insurance proceeds, if any, received by the party being indemnified.

10.   Acceptance of Rental Space

      The Landlord shall deliver the Rental Space to the Tenant in a new and clean condition in accordance with the "work letter" to be attached to this Lease. The Tenant shall inspect the Rental Space and determine whether the Rental Space is in satisfactory condition, suitable for the Tenant's intended use. Thereafter, the Tenant shall "fit up" the Rental Space in accordance with the Tenant's "work letter".

11.   Quiet Enjoyment

      Upon satisfaction of the contingencies set forth above under Additional Agreements, the Landlord has the right to enter into this Lease. If the Tenant complies with this Lease, the Landlord must provide the Tenant with undisturbed possession of the Rental Space. This means that on paying the rent and performing the conditions and covenants contained in this Business Lease, the Tenant shall and may peaceably and quietly have, hold and enjoy the Rental Space.

12.   Utilities and Services

      The Tenant shall arrange and pay for all separately metered utilities and services required for the Rental Space, including the following; Y=Yes N=No

      [ Y ] HVAC
      [ Y ] Hot and cold water
      [ Y ] Electric
      [Y] Gas
      [ Y ] Telephone
      [ Y ] Cable Television
      [ Y ] Janitorial service

The Tenant's failure to make timely payment of the Tenant's utility charges shall be an event of default for which Landlord reserves a right of re-entry under Paragraph 23.


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      The  Tenant  shall pay pro rata  (25%)  for the  following  utilities  and services that are to be shared with the occupant of the building at 314 South Avenue, Fanwood, NJ:

      [ Y ] Lawn care
      [ Y ] Snow removal
      [ Y ] Leaf Removal
      [ Y ] Sanitary sewer
      [ Y ] Trash disposal
      [ Y ] Reserves for replacement of the landscaping and parking lot improvements

      The Goddard  School,  its successors  and assigns,  will pay the remaining
75%.

      The Landlord is not liable for any inconvenience or harm caused by any stoppage or reduction of utilities and services beyond the control of the Landlord. This does not excuse the Tenant from paying Rent.

13.   Tenant's Repairs, Maintenance and Compliance

      The Tenant shall:

      a. Promptly comply with all laws, orders, rules and requirements of governmental authorities, insurance carriers, board of fire underwriters or similar groups.

      b. Maintain the Rental Space and all equipment and fixtures in it in good repair and appearance.

      c. Make all necessary repairs and replacements to the Rental Space and all equipment and fixtures in it, except structural repairs as per paragraph 14.

      d. Maintain the Rental Space in a neat, clean, safe, and sanitary condition, free of all garbage.

      e. Keep the walks, driveway, parking area, yard, entrances, hallways and stairs clean and free from trash and debris. This includes, without limitation, cleanup of the ATM area and the drive-up window area.

      f. Use all electric, plumbing and other facilities in the Rental Space safely.

      g. Use no more electricity than the wiring or feeders to the Rental Space can safely carry.

      h. Promptly replace all broken glass in the Rental Space.

      i. Do nothing to destroy, deface, damage or remove any part of the Rental Space.

      j. Keep nothing in the Rental Space which is inflammable, dangerous or explosive or which might increase the danger of fire or other casualty.

      k. Promptly notify the Landlord when there are conditions that need structural repair.

      l. Do nothing to destroy the peace and quiet of the Landlord, other tenants or persons in the neighborhood.

      m. Avoid littering in the building or on its grounds.

      n. Recycle recyclables in accordance with the law and the Landlord's requirements.

      o. Maintain an inside temperature during the heating season of not less than 50(degree) F.

      The Tenant shall pay any reasonable expenses involved in complying with the above.

14.   Landlord's Repairs and Maintenance

      The Landlord shall;

      a. Maintain (subject to the provisions of this Lease) the public areas, roof, and exterior walls in good condition,

      b. Make all structural repairs (the Tenant may be liable for the cost incurred by the Landlord when made necessary by the act or neglect of the Tenant or the Tenant's authorized representatives, customers or clients, and guests),


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15.   No Alterations

      Except for emergency repairs, the Tenant may not make any changes or additions to the Rental Space without the Landlord's written consent. All changes or additions made without the Landlord's written consent shall be removed by the Tenant on demand.

      All changes or additions made with the Landlord's written consent shall become the property of the Landlord when completed and paid for by the Tenant. They shall remain as part of the Rental Space at the end of the Term. The Landlord may demand that the Tenant remove any changes or additions at the end of the Term. The Tenant shall promptly pay for all costs of any permitted changes or additions. The Tenant shall not allow any mechanic's lien or other claim to be filed against the Building. If any lien or claim is filed against the Building as the result of any action of the Tenant, the Tenant shall have it promptly removed.

      The Tenant intends to install a vault that will become a permanent part of the Rental Space. It will not have to be removed at the end of the term of the Lease.

16.   Signs

      The Tenant shall be permitted to place signs on or about the Rental Space, provided that the Tenant or the Landlord (as part of the Landlord's site plan application to the Planning Board of the Borough of Fanwood) obtains governmental approval for the signs. The Tenant shall obtain the Landlord's written consent before placing any sign on or about the Rental Space. Signs must conform with all applicable municipal ordinances and regulations.

      The Tenant's signs must conform to Landlord's design standards for the building. The Tenant must remove the Tenant's signs at the end of the term of the Lease.

17.   Window Treatments

      Tenant shall obtain the Landlord's written consent before placing any window treatments on or about the Rental Space. Window treatments must conform to the standards established by the Landlord, subject to the Tenant's security requirements.

18.   Access to Rental Space

      The Landlord shall have access to the Rental Space on reasonable notice to the Tenant to:

      a. inspect the Rental Space,

      b. make necessary repairs, alterations or improvements,

      c. supply services, and

      d. show it to prospective buyers, mortgage lenders, contractors or insurers.

      The Landlord may show the Rental Space to rental applicants at reasonable hours on notice to the Tenant within 6 months before the end of the Term.

      The Landlord may enter the Rental Space at any time without notice to the Tenant in case of emergency.

      Except for an emergency, all access by the Landlord to the Rental Space shall be:

      a. in the company of the Tenant's Security Officer or another officer designated by the Tenant,

      b. when the Tenant is not open for business to the public, and

      c. with minimum possible disruption of the Tenant's business.


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19.   Fire and Other Casualty

      The Tenant shall notify the Landlord at once of any fire or other casualty in the Rental Space. The Tenant is not required to pay Rent when the Rental Space is unusable. If the Tenant uses part of the Rental Space, the Tenant must pay Rent pro-rata for the usable part.

      If the Rental Space is partially damaged by fire or other casualty, the Landlord shall repair it as soon as possible. This includes the damage to the Rental Space and fixtures installed by the Landlord. The Landlord need not repair or replace anything installed by the Tenant.

      Either party may cancel this Lease if the Rental Space is so damaged by fire or other casualty that it cannot be repaired within 180 days. If the parties cannot agree, the opinion of a contractor chosen by the Landlord and the Tenant will be binding on both parties.

      This Lease shall end if the Rental Space is totally destroyed. The Tenant shall pay Rent to the date of destruction.

      Note: If the fire or other casualty is caused by the act or neglect of the Tenant or the Tenant's employees, the Tenant shall be responsible to pay for all repairs and all other damage.

20.   Eminent Domain

      Eminent domain is the right of a government to lawfully condemn and take private property for public use. Fair value must be paid for the property. The taking occurs either by court order or by deed to the condemning party. If any part of the Rental Space is taken by eminent domain, either party may cancel this Lease on 30 days notice to the other. The entire payment for the taking shall belong to the Landlord. The Tenant shall make no claim for the value of this Lease for the remaining part of the Term.

21.   Subordination to Mortgage; Non-Disturbance by Mortgagees

      In a foreclosure sale all mortgages that now or in the future affect the Building have priority over this Lease. This means that the holder of a mortgage may end this Lease on a foreclosure sale. Subject to the terms of the non-disturbance agreement referred to below, the Tenant shall sign all papers needed to give any mortgage priority over this Lease. If the Tenant refuses, the Landlord may sign the papers on behalf of the Tenant.

      The Landlord shall obtain from any mortgagee or ground lessor a non-disturbance agreement (in such form and substance as may reasonably be acceptable to the Tenant) that permits the Tenant to use and occupy the Rental Space so long as the Tenant is not in default under this Lease. The Tenant must attorn to the mortgagee or ground lessor.

      In the event of a foreclosure, the Landlord shall immediately notify the Tenant (in accordance with paragraph 29) of the pendency of the foreclosure proceeding.

      The Landlord warrants and represents that as of the date of this Lease no such proceeding has been filed and the Landlord is not aware of any threatened foreclosure proceeding.

22.   Tenant's Certificate

      At the request of the Landlord, the Tenant shall sign a certificate stating that:

      a. this Lease has not been amended and is in effect or, if it has been amended, specifying such amendment,

      b. the Landlord has fully performed all of the Landlord's agreements in this Lease,

      c. the Tenant has no rights to the Rental Space except as stated in this Lease,

      d. the Tenant has paid all Rent to date, and


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

      e. the Tenant has not paid Rent for more than one month in advance.

         The Certificate shall also list all the property attached to the Rental Space owned by the Tenant.

23.   Violation, Eviction, Re-entry and Damages

      The Landlord reserves a right of re-entry that allows the Landlord to end this Lease and re-enter the Rental Space if the Tenant violates any agreement in this Lease. This is done by eviction. Eviction is a court procedure to remove a tenant. Eviction is started by the filing of a complaint in court and the service of a summons on a tenant to appear in court.

      The Landlord may also evict the Tenant for any one of the other grounds of good cause provided by law. After a court order of eviction and compliance with the warrant of removal, the Landlord may re-enter and take back possession of the Rental Space. If the cause for eviction is non-payment of Rent, notice does not have to be given to the Tenant before the Landlord files a complaint. If there is any other cause to evict, the Landlord must give to the Tenant the notice required by law before the Landlord files a complaint for eviction.

      The Tenant is liable for all damages caused by the Tenant's violation of any agreement in this Lease. The Landlord is also liable for all damages caused by the Landlord's violation of any agreement in this Lease. This includes reasonable attorneys fees and costs in accordance with paragraph 4.f.

      After eviction, the Tenant shall be liable to pay the Rent for the Term or until the Landlord re-rents the Rental Space, if sooner. If the Landlord re-rents the Rental Space for less than the Tenant's Rent, the Tenant shall pay the difference until the end of the Term. The Tenant shall not be entitled to any excess resulting from the re-renting. The Tenant shall also be liable to pay:

      a. all reasonable expenses incurred by the Landlord in preparing the Rental space for re-renting, and

      b. commissions paid to a broker for finding a new tenant.

24.   Environmental Representations/ISRA Compliance

      The Landlord represents that to the best of the Landlord's knowledge, information and belief:

      a. No toxic wastes, pollutants, asbestos, PCB's or other toxic substances are located upon or beneath the premises in which the Rental Space is located,

      b. No debris has been buried beneath the Property,

      c. Landlord has no knowledge that the Property has ever been used to generate, refine, produce, store, handle, transfer, process or transport any "Hazardous Substance" or "Hazardous Waste" as such terms are defined in N.J.S.A. 58:10-23.1l(b)(k) and/or N.J.A.C. 7:1-3.3,

      d. The premises will not be so used by any party prior to the commencement date of this Lease.

      e. No notice has been received of any outstanding violation of any governmental law, rule, statute, ordinance or regulation by the Landlord or any agent or affiliate of the Landlord.

The Landlord shall indemnify and hold harmless the Tenant with respect to any violation of these representations.

      The Tenant shall, at the Tenant's own expense, comply with the Industrial Site Recovery Act ("ISRA"), N.J.S.A. 13:1K-6 et seq. and the regulations promulgated thereunder. This means that the Tenant shall:

      a. Make, if required by law or regulation, all submissions to, provide all information to and comply with all requirements of the Bureau of Industrial Site Evaluations of the New Jersey Department of Environmental Protection.

      b. Prepare and submit, if required by law or regulation, any required plans and financial assurance and carry out the approved plans.


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

      c. Provide all information  requested by the Landlord for preparation of a
      non-applicability   affidavit  and  promptly  sign  such  affidavits  when
      requested by the Landlord.

      d. Indemnify, defend and save harmless the Landlord from all fines, suits, procedures, claims, and actions of any kind arising out of, or in any way connected with, any discharge of hazardous substances or waste at the Rental Space which occur during the term of this Lease as a result of the Tenant's actions; or arising out of the Tenant's failure to provide all information, make sure all submissions are made, and take all actions required by the ISRA Bureau or any other division of NJDEP. The Tenant's failure to abide by the terms of this Paragraph shall be restrainable by injunction.

      The Tenant shall not be responsible for prior acts of the Landlord or other tenants of the Landlord, and, in no event shall the Tenant be responsible for any liability arising out of any acts prior to the Tenant's occupancy.

25.   Rent Adjustment for Third through Fifteenth Years

      The monthly rent reserved during the third through fifteenth years shall be $8,650.00 adjusted by the revised Consumer Price Index for Urban Wage Earners and Clerical Workers for New York, New York-Northeastern New Jersey (C.P.I.) with a base period of June 2006 ( ) as follows:

         SAMPLE                                         Monthly Rent Adjustment
                                                        Starting Date
                                                        ------------------------

C.P.I. for June 2008 (     ) x $8,650.00  =    $
----------------------------
C.P.I. for June 2006 (     )       1                    January 1, 2009

C.P.I. for June 2009 (     ) x $8,650.00  =    $
----------------------------
C.P.I. for June 2006 (     )        1                   January 1, 2010

C.P.I. for June 2010 (     ) x $8,650.00  =    $
----------------------------
C.P.I. for June 2006 (     )        1                   January 1, 2011

The same formula shall be applied to calculate the adjustments for the remaining years of the term. No annual adjustment shall exceed 1.05% of the previous year's rent. If, however, the C.P.I. exceeds 1.05%, the excess shall be "banked" and applied to one or more future rent adjustments where the C.P.I. is le than 1.05%. The intent here is that the 1.05% shall be cumulative during the term of the Lease.

26.   Option to Renew

      The Landlord hereby grants to the Tenant an option to renew this Lease for three additional terms of five years from:

      January 1, 2021 to December 31, 2025
      January 1, 2026 to December 31, 2030
      January 1, 2031 to December 31, 2035.

If the Tenant fails to notify the Landlord of the Tenant's intention to exercise each option to renew by the following notice dates:

       January 1, 2020
       January 1, 2025
       January 1, 2030

each such option to renew shall become null and void. The notice shall be given in accordance with Paragraph 29 of this Lease.


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      For the first five-year option, the monthly rent reserved starting January
1, 2021 shall be adjusted (but not reduced) to Fair Market Rent ("FMR") for the Rental Space. The monthly rent starting January 1, 2022 shall be adjusted by the Revised Consumer Price Index for Urban Wage Earners and Clerical Workers for New York, New York-Northeastern New Jersey (C.P.I.) with a base period of June 2020 ( ) as follows:

                                                      Monthly Rent Adjustment
                                                      Starting Date
                                                      -----------------------

C.P.I. for June 2021 (     ) x FMR    =        $
----------------------------   ---
C.P.I. for June 2020 (     )     1                    January 1, 2022

C.P.I. for June 2022 (     ) x FMR    =        $
----------------------------   ---
C.P.I. for June 2020 (     )     1                    January 1, 2023

C.P.I. for June 2023 (     ) x FMR    =        $
----------------------------   ---
C.P.I. for June 2020 (     )     1                    January 1, 2024

C.P.I. for June 2024 (     ) x FMR    =        $
----------------------------   ---
C.P.I. for June 2020 (     )     1                    January 1, 2025

      For the second five year option, the monthly rent reserved starting January 1, 2026 shall be adjusted (but not reduced) to Fair Market Rent ("FMR") for the Rental Space. The monthly rent starting January 1, 2027 shall be adjusted by the Revised Consumer Price Index for Urban Wage Earners and Clerical Workers for New York, New York-Northeastern New Jersey (C.P.I.) with a base period of June 2025 ( ) as follows:

                                                      Monthly Rent Adjustment
                                                      Starting Date
                                                      -----------------------

C.P.I. for June 2026 (     ) x FMR    =        $
----------------------------   ---
C.P.I. for June 2025 (     )     1                    January 1, 2027

C.P.I. for June 2027 (     ) x FMR    =        $
----------------------------   ---
C.P.I. for June 2025 (     )     1                    January 1, 2028

C.P.I. for June 2028 (     ) x FMR    =        $
----------------------------   ---
C.P.I. for June 2025 (     )     1                    January 1, 2029

C.P.I. for June 2029 (     ) x FMR    =        $
----------------------------   ---
C.P.I. for June 2025 (     )     1                    January 1, 2030

      For the third five year option, the monthly rent reserved starting January 1, 2031 shall be adjusted (but not reduced) to Fair Market Rent ("FMR") for the Rental Space. The monthly rent starting January 1, 2032 shall be adjusted by the Revised Consumer Price Index for Urban Wage Earners and Clerical Workers for New York, New York-Northeastern New Jersey (C.P.I.) with a base period of June 2030 ( ) as follows:

                                                      Monthly Rent Adjustment
                                                      Starting Date
                                                      -----------------------

C.P.I. for June 2031 (     ) x FMR    =        $
----------------------------   ---
C.P.I. for June 2030 (     )     1                    January 1, 2032

C.P.I. for June 2032 (     ) x FMR    =        $
----------------------------   ---
C.P.I. for June 2030 (     )     1                    January 1, 2033


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C.P.I. for June 2033 (     ) x FMR    =        $
----------------------------   ---
C.P.I. for June 2030 (     )     1                    January 1, 2034

C.P.I. for June 2034 (     ) x FMR    =        $
----------------------------   ---
C.P.I. for June 2030 (     )     1                    January 1, 2035

For the purpose of this Paragraph the Fair Market Rent is to be determined as follows:

      a. By the agreement of the parties.

      b. If the parties are unable to agree, by arbitration in Fanwood, New Jersey. The Landlord and the Tenant shall each select an appraiser having the qualifications of an MAI with a principal office located within ten miles from the Rental Space. If the appraisers selected by the Landlord and the Tenant are unable to agree upon a Fair Market Rent within 21 days after the issue is submitted to each appraiser, then both appraisers shall select a third independent appraiser having the qualifications of State Certified Real Estate Appraiser to determine the Fair Market Rent within 21 days after the issue is submitted. The cost of the appraisal shall be shared equally between the Landlord and the Tenant. The Fair Market Rent shall not be less than the lower of the two appraisals nor higher than the higher of the two appraisals.

27.   Right to Purchase at Fair Market Value

      The Landlord grants to the Tenant the right to purchase the property at 314-328 South Avenue if and when the Landlord elects to sell the property to a third party. Sales to present or future members of the Landlord will not be deemed to be a third party. This means that the Landlord shall first offer to the Tenant the right to purchase the property at Fair Market Value. The Landlord's notice shall be given in accordance with paragraph 29 of this Business Lease. If the Tenant fails to exercise the right to purchase the property at Fair Market Value within thirty (30) calendar days after receipt of the Landlord's notice, this right to purchase shall become null and void and the Landlord shall have the right to market and sell the property to a third party.

      For the purpose of this paragraph, the Fair Market Value is to be determined as follows:

      a. By the agreement of the parties.

      b. If the parties are unable to agree, by arbitration in Scotch Plains, New Jersey. The Landlord and the Tenant shall each select an appraiser having the qualifications of an MAI and with a principal office located within ten miles from the Rental Space. If the appraisers selected by the Landlord and the Tenant are unable to agree upon a Fair Market Value within 21 days after the issue is submitted to each appraiser, then both appraisers shall select a third independent appraiser having the qualifications of a State Certified Real Estate Appraiser to detetinine the Fair Market Value within 21 days after the issue is submitted. The cost of the appraisal shall be shared equally between the Landlord and the Tenant. The Fair Market Value shall not be less than the lower of the two appraisals nor higher than the higher of the two appraisals.

28.   Notices

      All notices given under this Lease must be in writing. Each party must accept and claim the notices given by the other. Unless otherwise provided by law, they may be given by:

      a. personal delivery, or

      b. certified mail, return receipt requested, or

      c. confirmed telephone facsimile or other electronic media, or

      d. recognized national courier service with delivery confirmation (i.e., Federal Express, Airborne Express, United Parcel Service).

      Notices shall be addressed to the Landlord at the address written at the being of this Lease and to the Tenant at the Rental Space with a copy to:


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

      Leib, Kraus, Grispin & Roth
      Attn: Robert H. Kraus, Esq.
      328 Park Avenue, P. O. Box 310
      Scotch Plains, NJ 07076-0310

            29. No Waiver

      The Landlord's failure to enforce any agreement in this Lease shall not prevent the Landlord from enforcing the agreement for any violations occurring at a later time.

30.   Governing Law/Survival

      This Lease shall be construed by a court of competent jurisdiction in the State of New Jersey in accordance with the laws of the State of New Jersey. If any agreement in this Lease is contrary to law, the rest of the Lease shall remain in effect.

31.   End of Term

      At the end of the Term, the Tenant shall:

      a. leave the Rental Space clean,

      b. remove all of the Tenant's property,

      c. remove all signs and restore that portion of the Rental Space on which they were placed,

      d. repair all damage caused by moving, and

      e. return the Rental Space to the Landlord in the same condition as it was at the beginning of the Term except for normal wear and tear.

         If the Tenant leaves any property in the Rental Space, the Landlord may

      a. dispose of it and charge the Tenant for the cost of disposal, or

      b. keep it as abandoned property.

32.   Binding

      This Lease binds the Landlord and the Tenant and all parties who lawfully succeed to their rights or take their places.

33.   Full Agreement

      The parties have read this Lease. It contains their full agreement. It may not be changed except in writing signed by the Landlord and the Tenant.


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

SIGNATURES

The Landlord and the Tenant agree to the terms of this Business Lease by signing below. (If a party is a corporation or limited liability company, this Lease is signed by its proper corporate officers and its corporate seal is affixed or it is signed by its proper limited liability company officers and the company seal is affixed.)

WITNESSED OR ATTESTED BY:                FANWOOD PLAZA PARTNERS, LLC


/s/ Lisa J. Larue                        /s/ John P. Boyle, III
-----------------------------------      ---------------------------------------
Lisa J. Larue                            By John P. Boyle, III           Manager


/s/ Lisa J. Larue                        /s/ Robert H. Kraus
-----------------------------------      ---------------------------------------
Lisa J. Larue                            By Robert H. Kraus              Manager

                                         THE TOWN BANK


/s/ Angela Bellino                       /s/ Robert W. Dowens, Sr.
-----------------------------------      ---------------------------------------
                          Secretary      By Robert W. Dowens, Sr.      President


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